EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-82588 of FPL Group, Inc. on Form S-8 of our report dated June 26, 2003, appearing in this Annual Report on Form 11-K of the FPL Energy Operating Services, Inc. Employee Thrift Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP Miami, Florida June 26, 2003